TOUCHSTONE
                                 The Mark of Excellence in Investment Management





December 5, 2000

Securities and Exchange Commission
Public Filing Desk
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Touchstone Strategic Trust
     File No. 811-3651

Ladies and Gentlemen:

Pursuant to the requirements of Rule 30b2-1 of the Investment Company Act of 1940, attached is the Semiannual Report for Touchstone Strategic Trust for the six month period ended September 30, 2000.

Very truly yours,

/s/ Betsy Santen


Betsy Santen
Assistant Secretary








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